Interest Rate Cap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.
("JPMorgan")

and

LaSalle Bank National Association, not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to C-BASS 2007-CB5 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB5
(the “Supplemental Interest Trust“ or the “Counterparty”)

on the Trade Date and identified by the JPMorgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of May 31, 2007, as amended and supplemented from time to time (the "Agreement"), between JPMORGAN CHASE BANK, N.A. ("JPMorgan") and LaSalle Bank National Association, not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to C-BASS 2007-CB5 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB5 (the “Supplemental Interest Trust“ or the “Counterparty”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Cap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	#2000005092465

Notional Amount:
With respect to any Calculation Period, the lesser of (i) the Calculation Amount set forth for such period on Schedule I attached hereto in Exhibit A and (ii) the excess, if any, of (a) the aggregate Certificate Principal Balance of the Floating Rate Certificates immediately preceding the Distribution Date which occurs in the calendar month of the Floating Rate Payer Payment Date for such Calculation Period (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Distribution Date relating to business days) over (b) the Calculation Amount set forth for such period on Schedule II attached hereto in Exhibit A.

Trade Date:	May 23, 2007

Effective Date:	June 25, 2007

Termination Date:	May 25, 2012 subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Premium Amount:	USD 1,085,000.00

Fixed Rate Payer Payment Date:	31 May 2007

Floating Amounts:

Floating Rate Payer:	JPMorgan

Strike Rate:	5.32%

Floating Rate Payer Period End Dates:	The 25th of each month in each year commencing with April 25, 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial Calculation Period:	To be determined

Floating Rate Payer Payment Dates:	One (1) Business days preceding each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.

B. ACCOUNT DETAILS

Payments to JPMorgan in USD:	JPMORGAN CHASE BANK NA
JPMORGAN CHASE BANK NA
BIC: CHASUS33XXX
ABA: 021000021
AC No: 099997979
Ref: #2000005092465 C-BASS 2007-CB5
Payments to Counterparty in USD:	LaSalle Bank N.A. ABA # 071000505 LaSalle CHGO/CTR/BNF:/LaSalle Trust Trust Acct # 724770.4 Ref: C-BASS 2007-CB5 Cap Carryover Reserve

C. OFFICES

JPMorgan:	NEW YORK

Counterparty:	CHICAGO

D. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction. LaSalle Bank National Association is acting not in its individual capacity but solely as Supplemental Interest Trust Trustee and has been directed to enter into the transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

E.  TRUSTEE CAPACITY

It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by LaSalle Bank National Association not individually or personally but solely as Supplemental Interest Trustee of the Supplemental Interest Trust in the exercise of the powers and authority conferred and vested in it under the terms of the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among Asset Backed Funding Corporation, as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer, and LaSalle Bank National Association, as trustee, (ii) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as personal representations, undertakings and agreements by LaSalle Bank National Association but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of LaSalle Bank National Association, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall LaSalle Bank National Association be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Confirmation or any other related documents, as to all of which recourse shall be had solely to the assets of the Supplemental Interest Trust in accordance with the terms of the Pooling and Servicing Agreement.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): #2000005092465

JPMorgan Chase Bank, N.A.

Name:	./s/ Jack Cunha

Title:	Associate

Accepted and confirmed as of the date first written:

LaSalle Bank National Association, not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to C-BASS 2007-CB5 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB5

Name:	/s/ Susan L. Feld

Title:	Vice President

Your reference number:

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts

JPMorgan Contact	Telephone Number

Client Service Group	(001) 3026344960

Group E-mail address:
Facsimile:	(001) 8888033606
Telex:
Cable:

Please quote the JPMorgan deal number(s): #2000005092465